EXHIBIT 99.2

FIRST CAPITAL BANK

Financial Statements

For the Years Ended

December 31, 2005 and 2004

FIRST CAPITAL BANK

Report of Independent Registered Public Accounting Firm

The Board of Directors

    and Stockholders

First Capital Bank

Richmond, Virginia

We have audited the accompanying balance sheets of First Capital Bank (the “Bank”) as of December 31, 2005 and 2004, and the related statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Capital Bank, as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Richmond, Virginia

February 24, 2006

First Capital Bank

Balance Sheets

	December 31,
	2005	2004
ASSETS
Cash & due from banks	$7,185,823	$2,993,699
Short term debt securities	2,995,800	9,994,777

Total cash & cash equivalents	10,181,623	12,988,476

Investment securities:
Available for sale, at fair value	39,621,418	29,058,231
Restricted, at cost	1,595,267	961,604

Loans, net of allowance for losses of $1,460,230 for 2005 and $1,084,000 for 2004	154,601,518	107,613,509
Premises and equipment, net	1,982,314	1,183,059
Accrued interest receivable	1,100,887	569,208
Deferred tax asset	272,216	159,278
Other assets	173,565	113,156

Total assets	$209,528,808	$152,646,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing	$30,425,438	$20,972,915
Interest-bearing	131,962,114	107,684,706

Total deposits	162,387,552	128,657,621

Accrued expenses and other liabilities	2,221,451	870,761
Securities sold under repurchase agreements	680,191	518,854
Fed funds purchased	10,270,000	1,609,000
Subordinated debt	2,000,000	—
Federal Home Loan Bank advances	18,000,000	8,000,000

Total liabilities	195,559,194	139,656,236

STOCKHOLDERS’ EQUITY
Common stock, $4.00 par value (authorized 5,000,000 shares: shares issued and outstanding, 1,796,021 at December 31, 2005 and 1,197,355 at December 31, 2004)	7,184,084	4,789,420
Additional paid-in capital	6,004,655	8,399,319
Retained earnings (accumulated deficit)	1,205,058	(101,269)
Accumulated other comprehensive (loss), net of tax	(424,183)	(97,185)

Total stockholders’ equity	13,969,614	12,990,285

Total liabilities and stockholders’ equity	$209,528,808	$152,646,521

See notes to financial statements.

First Capital Bank

Statements of Income and Comprehensive Income

	Years Ended December 31,
	2005	2004
Interest income
Loans	$8,970,672	$5,537,695
Investments	1,463,268	1,156,792
Federal funds sold	98,875	46,203

Total interest income	10,532,815	6,740,690

Interest expense
Deposits	3,605,096	2,265,177
FHLB advances	414,838	109,527
Federal funds purchased	88,782	10,084
Subordinated debt and other borrowed money	24,847	3,611

Total interest expense	4,133,563	2,388,399
Net interest income	6,399,252	4,352,291
Provision for loan loss	407,874	346,035

Net interest income after provision for loan loss	5,991,378	4,006,256

Noninterest income
Gain (loss) on sale of securities	(11,660)	73,961
Fees on deposits	94,765	67,914
Other	189,044	128,080

Total noninterest income	272,149	269,955

Noninterest expenses
Salaries and employee benefits	2,015,972	1,494,106
Occupancy expense	596,120	564,265
Data processing	423,288	341,365
Other expenses	892,894	686,305
Virginia capital stock tax	128,472	125,518
Depreciation	236,654	194,619

Total noninterest expense	4,293,400	3,406,178

Net income before provision for income taxes	1,970,127	870,033
Income tax expense	663,800	295,900

Net income	1,306,327	574,133

Other comprehensive (loss), net of tax
Reclassification adjustment for (gains) losses included in net income, net of tax of ($3,964) and $25,147	7,696	(48,814)
Net unrealized holding (loss) on available-for-sale securities net of tax of $172,418 and $9,344	(334,694)	(18,139)

Other comprehensive (loss)	(326,998)	(66,953)

Comprehensive income	$979,329	$507,180

Basic income per share	$0.73	$0.32

Diluted income per share	$0.70	$0.31

See notes to financial statements

First Capital Bank

Statements of Stockholders’ Equity

Years Ended December 31, 2005 and 2004

	Common Stock	Additional Paid-in Capital	Retained Earnings (Accumulated) Deficit)	Unrealized Holding Loss On Securities Available For Sale	Total Stockholders’ Equity
Balance at December 31, 2003	$3,977,116	$5,962,651	$(675,402)	$(30,232)	$9,234,133

Stock offering	812,304	2,487,681	—	—	3,299,985

Cost associated with stock offering	—	(51,013)	—	—	(51,013)

Comprehensive Results
Net income	—	—	574,133	—	$574,133
Other comprehensive loss	—	—	—	(66,953)	(66,953)

Balance at December 31, 2004	$4,789,420	$8,399,319	$(101,269)	$(97,185)	$12,990,285

Three-for-two stock split	2,394,664	(2,394,664)	—	—	—

Comprehensive Results
Net income	—	—	1,306,327	—	1,306,327
Other comprehensive loss				(326,998)	(326,998)

Balance at December 31, 2005	$7,184,084	$6,004,655	$1,205,058	$(424,183)	$13,969,614

See notes to financial statements.

First Capital Bank

Statements of Cash Flows

	Years Ended December 31,
	2005	2004
Cash flows from operating activities
Net income	$1,306,327	$574,133
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Provision for loan losses	407,874	346,035
Depreciation of premises and equipment	236,655	194,619
Deferred taxes	55,341	222,800
Net amortization of bond premiums/discounts	93,102	202,349
Loss (gain) on sale of available-for-sale securities	11,660	(73,961)
Loss on disposal of equipment	22,027	—
Reduction in equity in VBA Investment Services, Inc.	4,187	11,500
Net (increase) in other assets	(60,409)	(186,289)
Increase in accrued interest receivable	(531,679)	(86,759)
Increase in accrued expenses and other liabilities	1,350,350	403,846

Net cash provided by operating activities	2,895,435	1,608,273

Cash flows from investing activities
Purchases of securities available-for-sale	(28,025,712)	(35,534,547)
Proceeds from maturities, calls and sale of securities	11,486,109	34,760,172
Proceeds from paydowns of securities available-for-sale	5,376,717	6,089,287
(Purchase) redemption of Federal Reserve Stock	$(112,650)	1,100
Purchase of FHLB Stock	(525,200)	(216,900)
Purchases of property and equipment	(1,057,937)	(308,401)
Net increase in loans	(47,395,883)	(36,017,482)

Net cash used in investing activities	(60,254,556)	(31,226,771)

Cash flows from financing activities
Net increase in demand, savings and money market accounts	9,222,005	1,992,082
Net increase in certificates of deposit	24,507,926	21,940,026
Stock offering proceeds, net of related expenses	—	3,248,972
Advances from FHLB	10,000,000	8,000,000
Fed funds purchased	8,661,000	1,609,000
Subordinated debt	2,000,000	—
Net increase in repurchase agreements	161,337	94,660

Net cash provided by financing activities	54,552,268	36,884,740

Net increase (decrease) in cash and cash equivalents	(2,806,853)	7,266,242

Cash and cash equivalents, beginning of year	12,988,476	5,722,234

Cash and cash equivalents, end of year	$10,181,623	$12,988,476

Supplemental disclosure of cash flow information
Interest paid during the period	$4,051,518	$1,739,177

Taxes paid during the period	$25,000	$72,500

See notes to financial statements.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 1 - Summary of significant accounting policies

First Capital Bank (the “Bank”) is a state chartered commercial Bank that operates five retail banking offices located in Richmond, Virginia. The Bank is subject to regulation by the Board of Governors of the Federal Reserve and the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to a maximum of $100,000 for each insured depositor. The accounting and reporting principles of the Bank conform to accounting principles generally accepted in the United States of America and general practices within the financial services industry. The following is a summary of the more significant of these policies.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. The estimation process may include management obtaining independent appraisals for significant collateral properties, but the ultimate collectibility and recovery of carrying amounts are susceptible to changes in the local real estate market and other local economic conditions.

Management uses available information to recognize losses on loans; future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans may change in the near term.

Cash equivalents - Cash equivalents include short-term highly liquid investments with maturities of three months or less at the date of purchase, including Federal funds sold.

Securities - Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, requires certain securities to be classified as “held to maturity”, “trading” or “available for sale”, according to management’s intent and ability, at the time of purchase.

Debt securities that are purchased with the positive intent and ability to hold to maturity or call date are classified as held-to-maturity. They are carried and reported at amortized cost. The amortization of premium and accretion of discount are recognized as adjustments to interest income using the interest method.

Debt and equity securities classified as available-for-sale are those needed to meet liquidity needs, provide portfolio restructuring, or to minimize interest rate market risk. They are carried at their market value, with unrealized gains and losses excluded from income and reported net of tax effect as a separate component of stockholders’ equity.

Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 1 - Summary of significant accounting policies (continued)

The Bank as a matter of policy does not trade securities and therefore does not classify any of its securities as such. Realized gains and losses on the sale of available-for-sale securities are determined using the specific-identification method and recognized on a trade-date basis. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Due to the nature of, and restrictions placed upon the Bank’s common stock investment in the Federal Reserve Bank, these securities have been classified as restricted equity securities and carried at cost. These restricted securities are not subject to the investment security classifications of SFAS 115.

Loans and allowances for loan losses - Loans are concentrated to borrowers in the Richmond metropolitan area and are stated at the amount of unpaid principal reduced by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. The Bank defers loan origination and commitment fees, net of certain direct loan origination costs, and the net deferred fees are amortized into interest income over the lives of the related loans as yield adjustments.

Loans that are 90 days or more past due are individually reviewed for ultimate collectibility. Interest determined to be uncollectible on loans that are contractually past due is charged off, or an allowance is established based on management’s periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management’s judgment, the borrower’s ability to make periodic interest and principal payments is returned to normal, in which case the loan is returned to accrual status.

The allowance for loan losses is maintained at a level considered by management to be adequate to absorb known and expected loan losses currently inherent in the loan portfolio. Management’s assessment of the adequacy of the allowance is based upon type and volume of the loan portfolio, existing and anticipated economic conditions, and other factors which deserve current recognition in estimating loan losses. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries. Management’s assessment of the adequacy of the allowance is subject to evaluation and adjustment by the Bank’s regulators.

Bank premises and equipment - Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation of Bank premises and equipment is computed on the straight-line method over estimated useful lives of 10 to 50 years for premises and 5 to 20 years for equipment, furniture and fixtures. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Upon sale or retirement of depreciable properties, the cost and related accumulated depreciation are netted against the proceeds and any resulting gain or loss is included in the determination of income.

Income taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 1 - Summary of significant accounting policies (continued)

Advertising costs - Advertising costs are expensed in the period they are incurred and amounted to $62,670 and $46,458 for December 31, 2005 and 2004, respectively.

Stock Split – In December 2005, the Bank approved and paid a three for two stock split effected in the form of a stock dividend. A total of 598,666 shares were issued as a result of the three for two stock split.

All per share calculations have been restated to reflect the split.

Stock Compensation – In accordance with SFAS No. 123, “Accounting for Stock-Based Compensation”, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123”, the Bank has adopted the disclosure-only option and elected to apply the provisions of APB No. 25 for financial statement purposes. No stock-based employee compensation cost is reflected in net income for these plans as all options granted under the plan have an exercise price equal to the market value of the underlying common stock on the date of grant.

In December 2005, the Board of Directors approved the acceleration of vesting of all unvested stock options outstanding prior to December 31, 2005. The Board agreed to accelerate the vesting of options in order to eliminate the recognition of compensation expense associated with the affected unvested options under SFAS No. 123R, “Share-Based Payment”, which is effective for the Bank beginning January 1, 2006.

Pro forma information regarding net income and earnings per share have been determined as if the Bank had accounted for its employee stock options using the fair value method, and is presented below.

	Year Ended December 31,
	2005	2004
Net income, as reported	$1,306,327	$574,133

Total stock-based compensation expense determined under fair value based method for all awards	(172,466)	(78,535)

Pro forma net income	$1,133,861	$495,598

Earnings per share:
Basic - as reported	$0.73	$0.32

Basic - pro forma	$0.63	$0.28

Diluted - as reported	$0.70	$0.31

Diluted - pro forma	$0.61	$0.27

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 1 – Summary of significant accounting policies (continued)

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2005	2004
Dividend yield	0.00%	0.00%
Expected life	6 years	6 years
Expected volatility	15.75%	5.00%
Average Risk-free interest rate	4.30%	4.25%

Reclassification - Certain reclassifications have been made in the prior year’s financial statements to conform to the 2005 presentation.

Note 2 – Investment Securities

The amortized costs, gross unrealized gains, gross unrealized losses and fair values for securities are as follows:

	December 31, 2005
	Amortized Costs	Gross Unrealized		Fair Values
		Gains	Losses
Available for sale
U.S. Government agencies	$25,005,206	$0	$317,832	$24,687,374
Mortgage-backed securities	14,241,552	7,341	304,876	13,944,017
Tax-exempt municipal bonds	1,013,572	0	23,545	990,027

	$40,260,330	$7,341	$646,253	$39,621,418

	December 31, 2004
	Amortized Costs	Gross Unrealized		Fair Values
		Gains	Losses
Available for sale
U.S. Government agencies	$9,490,680	$18,695	$27,813	$9,481,562
Mortgage-backed securities	19,714,801	41,683	179,815	19,576,669

	$29,205,481	$60,378	$207,628	$29,058,231

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 2 – Investment Securities (continued)

The amortized cost and estimated fair value of debt securities at December 31, 2005, by contractual maturity, were as follows:

	Amortized Cost	Fair Value
Due in one year or less	$8,039,897	$7,977,726
Due after one year through five years	16,831,219	16,574,160
Due after five years through ten years	1,499,200	1,464,844
Due after ten years	13,890,014	13,604,688

	$40,260,330	$39,621,418

The following table details unrealized losses and related fair values in the Bank’s available-for-sale investment securities portfolios. All unrealized losses on investment securities are a result of volatility in the market during 2005 and 2004. At December 31, 2005 there were 26 out of 33 mortgage-backed securities with fair values less than amortized cost. All unrealized losses are considered by management to be temporary given investment security credit ratings, the short duration of the unrealized losses and the ability to hold debt securities for the foreseeable future. This information is aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2005 and 2004:

	December 31, 2005
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government agencies	$24,200,498	$304,707	$486,875	$13,125
Mortgage-backed securities	3,969,372	73,813	8,635,950	231,063
Tax-exempt municipal bonds	990,027	23,545	0	0

Total	$29,159,897	$402,065	$9,122,825	$244,188

	December 31, 2004
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government agencies	$4,978,750	$23,253	$498,125	$4,560
Mortgage-backed securities	$4,043,110	$37,829	$11,216,439	$141,546

Total	$9,021,860	$61,082	$11,714,564	$146,106

Restricted equity securities consist of Federal Reserve Bank stock in the amount of $389,700 and $277,050, Federal Home Loan Bank of Atlanta stock in the amount of $1,115,300 and $590,100, and Community Bankers Bank stock in the amount of $62,750 and $62,750 as of December 31, 2005 and 2004, respectively. Restricted equity securities are carried at cost. The Federal Home Loan Bank requires the Bank to maintain stock in an amount equal to 4.5% of outstanding borrowings. The Federal Reserve Bank of Richmond requires the Bank to maintain stock with a par value equal to 3% of its outstanding capital.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 2 – Investment Securities (concluded)

The remainder of restricted securities consists of investments in Limited Liability Companies that provide title insurance and investment services to the Bank’s customers. Investment in these Limited Liability Companies was $27,517 and $31,704 as of December 31, 2005 and 2004, respectively. These investments are carried using the equity method.

Securities with a market value of $14,707,925 and $11,353,401 were pledged as collateral at December 31, 2005 and 2004, respectively to secure purchases of federal funds, repurchase agreements and collateral for customer’s deposits. There were no securities pledged as collateral to secure public deposits at December 31, 2005 and 2004.

Note 3 – Loans

Major classifications of loans are as follows:

	2005	2004
Commercial	$15,312,466	$13,695,817
Real Estate	138,924,272	93,516,542
Consumer	1,798,580	1,447,971

	156,035,318	108,660,330
Less:
Allowance for loan losses	1,460,230	1,084,000
Net deferred costs	(26,430)	(37,179)

Loans, net	$154,601,518	$107,613,509

A summary of the transactions affecting the allowance for loan losses follows:

	2005	2004
Balance, beginning of year	$1,084,000	$736,299
Provision for loan losses	407,874	346,035
Recoveries	300	1,666
Charge-offs	(31,944)	—

Balance, end of year	$1,460,230	$1,084,000

The Bank follows Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan.” A loan is defined as impaired when, based on current information and events, it is probable that the creditor will be unable to collect all amounts of principal and interest due according to the contractual terms of the loan agreement. Impairment is measured either by discounting the expected future cash flows at the loan’s effective interest rate, based on the net realizable value of the collateral or based upon an observable market price where applicable.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 3 – Loans (continued)

The following table summarizes impaired loans and related allowance information at December 31:

	2005	2004
Impaired loans with related allowance	$847,202	$933,222
Impaired loans with no related allowance	352,615	49,310

Total impaired loans	$1,199,817	$982,532

Allowance on impaired loans	$537,335	$556,873

There has been no income recognized on impaired loans in excess of ninety days past due. At December 31, 2005 and 2004, the Bank had no significant outstanding commitments to lend additional funds to borrowers whose loans are considered impaired.

Note 4 - Premises and equipment

Major classifications of these assets are summarized as follows:

	2005	2004
Land	$228,005	$228,005
Building	719,434	0
Furniture and equipment	1,288,922	988,357
Leasehold improvements	493,739	480,447
Construction in process	0	17,305

	2,730,100	1,714,114
Less acculumated depreciation	747,786	531,055

Premises and equipment, net	$1,982,314	$1,183,059

Accumulated depreciation and amortization at December 31 was as follows:

	2005	2004
Building	$4,612	$0
Furniture and equipment	595,750	423,039
Leasehold improvements	147,424	108,016

	$747,786	$531,055

Certain Bank premises and equipment are leased under various operating leases. Rental expense was $513,407 and $499,094 in 2005 and 2004, respectively.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 4 - Premises and equipment (continued)

Future minimum payments, by year and in the aggregate for operating leases with initial or remaining terms in excess of one year as of December 31, 2005 as follows:

Bank Premises
2006	$494,713
2007	507,073
2008	452,587
2009	145,200
2010	145,200
Threrafter	188,100

$1,932,873

Note 5 - Deposits

Major categories of deposits at December 31, 2005 and 2004 follow:

	2005		2004
	Amount	Average Rate	Amount	Average Rate
Noninterest-bearing deposits
Demand deposits	$30,425,438	0.00%	$20,972,915	0.00%
Interest-bearing deposits
Money market and NOW accounts	31,508,911	1.66%	31,739,429	0.91%
Certificates of deposit
Less than $100,000	59,025,498	3.89%	50,855,819	3.13%
Greater than $100,000	41,427,705	4.06%	25,089,458	3.19%

	$162,387,552		$128,657,621

Time deposits will mature as follows:

2006	$75,061,502
2007	9,661,410
2008	7,702,056
2009	2,827,025
2010	5,201,210

$100,453,203

The aggregate amount of deposits exceeding $100,000 was $73,806,423 and $51,627,157 at December 31, 2005 and 2004, respectively.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 6 – FHLB advances, securities sold under repurchase agreements and federal funds purchased.

The Bank uses both short-term and long-term borrowings to supplement deposits when they are available at a lower overall cost to the Bank or they can be invested at a positive rate of return.

As a member of the Federal Home Loan Bank of Atlanta, the Bank is required to own capital stock in the FHLB and is authorized to apply for advances from the FHLB. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB borrowings are secured by the pledge of FHLB stock and qualified single family first mortgage loans.

Advances from the FHLB at December 31, 2005 consist of $5 million at 3.17% with a contractual maturity of January 14, 2015 with a January 16, 2007 call provision, $5 million at 3.71% with a contractual maturity of June 24, 2015 with a June 24, 2010 one time call provision, $5 million at 3.95% with a contractual maturity of April 14, 2014 with a April 14, 2008 call provision and $3 million at a variable daily rate maturing January 30, 2006.

The Bank has outstanding securities sold under repurchase agreements. These agreements are generally corporate cash management accounts for the Bank’s larger corporate depositors. These agreements are settled on a daily basis and the securities underlying the agreements remain under the Bank’s control.

The Bank uses federal funds purchased for short-term borrowing needs. Federal funds purchased represent unsecured and borrowings secured with securities from other banks and generally mature daily.

	Year Ended December 31,
	2005	2004
Maximum outstanding during the year
FHLB advances	$18,000,000	$8,000,000
Federal funds purchased	10,317,000	5,697,000
Repurchase agreements	1,620,142	522,724
Balance outstanding at end of year
FHLB advances	18,000,000	8,000,000
Federal funds purchased	10,270,000	1,609,000
Repurchase agreements	680,191	518,854
Average amount outstanding during the year
FHLB advances	11,827,397	7,587,432
Federal funds purchased	2,275,959	619,680
Repurchase agreements	697,635	359,877
Average interest rate during the year
FHLB advances	3.51%	1.45%
Federal funds purchased	3.83%	1.63%
Repurchase agreements	2.70%	1.01%
Average interest rate at end of year
FHLB advances	3.75%	1.42%
Federal funds purchased	4.20%	2.43%
Repurchase agreements	3.51%	1.80%

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 7 – Subordinated debt

On December 15, 2005, $2.0 million of subordinated debt was issued through a pooled underwriting. The securities have a fixed rate for five years and is payable quarterly. The interest rate at December 31, 2005 was 6.33%. The securities may be redeemed at par beginning December 2010 and each quarter after such date until the securities mature on December 31, 2015.

The Subordinated Debt may be included in Tier 2 capital for regulatory capital adequacy determination purposes up to 50% of Tier 1 capital.

Note 8 - Income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. Significant components of the Bank’s deferred income tax liabilities and assets are as follows:

	2005	2004
Deferred tax assets:
Allowance for Loan Losses	$399,445	$286,728
Unrealized holding loss on available-for-sale securities	218,344	50,065

	617,789	336,793

Deferred tax liabilities:
Depreciation	166,982	177,515
Deferred loan costs	178,591	0

	345,573	177,515

Net deferred tax asset	$272,216	$159,278

A reconciliation of the federal taxes at statutory rates to the tax provision for the year ended December 31, 2005 and 2004 is as follows:

	2005	2004
Federal statutory rate	$669,843	$295,812
Tax-exempt interest income	(9,603)	—
Nondeductible expenses	2,550	1,566
Charitable contributions	—	(1,478)
Miscellaneous	1,010	—

Provision for income taxes expense	$663,800	$295,900

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 8 - Income taxes (continued)

Income tax attributable to income before income tax expense is summarized as follows:

	2005	2004
Current federal income tax expense	$608,459	$73,100
Deferred federal income tax expense	55,341	222,800

Total	$663,800	$295,900

Note 9 – Comprehensive income

The Bank has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income”. This statement requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes certain disclosure of certain financial information that has historically not been recognized in the calculation of net income.

The before tax and after tax amount, as well as the tax (expense) benefit is summarized below:

	Before Tax	Tax (Expense) Benefit	After Tax
Year ended December 31, 2005
Unrealized gains (losses) on securities	$(495,452)	$(168,454)	$(326,998)

Year ended December 31, 2004
Unrealized gains (losses) on securities	$(101,445)	$34,492	$(66,953)

Note 10 - Related party transactions

In the normal course of business, the Bank has made loans to its officers and directors. Total loans at December 31, 2005 amounted to approximately $7,610,836 (including a $1,250,000 loan made to a director in 2002, prior to becoming a director in 2004 and a $50,000 loan made to an executive officer prior to becoming an employee in 2005) of which approximately $997,177 represents unused lines of credit. Total loans to these persons at December 31, 2004 amounted to $4,690,146 of which $964,605 represented unused lines of credit. During 2005, new loans to officers and directors amounted to $3,560,260 and repayments amounted to $672,142. In the opinion of management, such loans are consistent with sound banking practices and are within applicable regulatory bank lending limitations.

During the years ended December 31, 2005 and 2004, the Bank utilized the services of a law firm for advice on various legal matters. The Chairman of the Board of Directors is also a principal in this law firm. The law firm was approved to provide various legal services to the Bank at a cost of $33,924 and $65,378 for the years ended December 31, 2005 and 2004, respectively.

The Bank also utilized services of other businesses to acquire office space, furniture and office supplies. Several Board members are involved with the daily activity of these businesses. Total purchases for the years ended December 31, 2005 and 2004 were $35,972 and $15,830, respectively.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 11 - Regulatory requirements and restrictions

The Bank is subject to various federal and state regulatory requirements, including regulatory capital requirements administered by the federal banking agencies to ensure capital adequacy. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off- balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The most recent notification from the regulatory agencies categorized the Bank’s capital position as satisfactory, and meets the definition of well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed this category.

The Bank’s actual capital amounts and ratios are also presented in the table.

			Minimum Regulatory Capital Required
	First Capital Bank Actual Capital Ratios		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2005
Total capital (to risk weighted assets)	$17,581,000	11.36%	$12,381,000	8.00%	$15,476,200	10.00%
Tier 1 capital (to risk weighted assets)	14,121,000	9.13%	6,186,700	4.00%	9,280,000	6.00%
Tier 1 capital (to average assets)	14,121,000	6.98%	8,092,300	4.00%	10,115,400	5.00%

			Minimum Regulatory Capital Required
	First Capital Bank Actual Capital Ratios		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2004
Total capital (to risk weighted assets)	$14,012,000	13.17%	$8,511,500	8.00%	$10,639,300	10.00%
Tier 1 capital (to risk weighted assets)	12,928,000	12.15%	4,256,100	4.00%	6,384,200	6.00%
Tier 1 capital (to average assets)	12,928,000	8.74%	5,916,700	4.00%	7,395,900	5.00%

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 11 - Regulatory requirements and restrictions (continued)

The amount of dividends payable by the Bank depends upon its earnings and capital position, and is limited by federal and state law, regulations and policy. In addition, Virginia law imposes restrictions on the ability of all banks chartered under Virginia law to pay dividends. Under such law, no dividend may be declared or paid that would impair a bank’s paid-in capital. Each of the Commission and the FDIC has the general authority to limit dividends paid by the Bank if such payments are deemed to constitute an unsafe and unsound practice.

Note 12 - Commitments and contingent liabilities

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers in the Richmond metropolitan area. These financial instruments include unused lines of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the statement of financial condition. Financial instruments with off-balance-sheet risk are summarized as follows:

	2005	2004
Financial instruments whose contract amounts represent credit risk including both fixed and variable rate loans:
Unused commercial lines of credit	$31,313,355	$19,593,283
Unused consumer lines of credit	8,368,553	7,667,448
Standby Letter of Credit	1,854,381	1,455,572
Loan commitments	15,506,601	11,901,355

	$57,042,890	$40,617,658

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unused lines of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include personal property, commercial property, residential property, land, and accounts receivable.

Note 13 - Concentration of credit risk

The Bank has a diversified loan portfolio consisting of commercial, real estate and consumer (installment) loans. Substantially all of the Bank’s customers are residents or operate business ventures in its market area consisting primarily of the Richmond metropolitan area. Therefore, a substantial portion of its debtors’ ability to honor their contracts and the Bank’s ability to realize the value of any underlying collateral, if needed, is influenced by the economic conditions in this market area.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 13 - Concentration of credit risk (continued)

At times, cash balances at financial institutions are in excess of FDIC insurance coverage. The cash balances are maintained at financial institutions with high credit—quality ratings and the Bank believes no significant risk of loss exists with respect to those balances.

Note 14 – Disclosures about fair value of financial instruments

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

Cash and due from banks – The carrying amounts of cash and due from banks approximate their fair value.

Available-for-sale securities – Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

Loans receivable – Fair values are based on carrying values for variable-rate loans that reprice frequently and have no significant change in credit risk. Fair values for certain mortgage loans (for example, one-to-four family residential) and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses and interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The interest rates on loans at December 31, 2005 and 2004 are current market rates for their respective terms and associated credit risk. As a result, the carrying value of loans approximates their fair values.

Deposit liabilities – The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Accrued interest – The carrying amounts of accrued interest approximate their fair values.

Advances from Federal Home Loan Bank – The carrying value of advances from the Federal Home Loan Bank due within ninety days from the balance sheet date approximate fair value. Fair values for convertible advances are estimated using a discounted cash flow calculation that applies interest rates currently being offered on convertible advances with similar remaining maturities.

Federal Funds purchased and repurchase agreements – The carrying value of federal funds purchased and repurchase agreements due within ninety days from the balance sheet date approximate fair value.

Off-balance-sheet instruments – Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and counterparties’ credit standings. These are not deemed to be material at December 31, 2005 and 2004.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 14 – Disclosures about fair value of financial instruments (continued)

The estimated fair values of the Bank’s financial instruments as of December 31, 2005 and 2004 are as follows:

	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$10,181,623	$10,181,623	$12,988,476	$12,988,476
Investment securities	39,621,418	39,621,418	29,058,231	29,058,231
Loans receivable, net	154,601,518	153,413,176	107,613,509	107,325,964
Accrued interest	1,100,887	1,100,887	569,208	569,208

Financial liabilities
Deposits	$162,387,552	$162,087,787	$128,657,621	$129,665,626
FHLB advances	18,000,000	17,878,621	8,000,000	8,000,000
Federal funds purchased	10,270,000	10,270,000	1,609,000	1,609,000
Subordinated debt	2,000,000	2,000,000	—	—
Repurchase agreements	680,191	680,191	518,854	518,854

Unrecognized financial instruments Standby letters of credit issued	$—	$—	$—	$—

Note 15 – Stock option plan

The Bank has a First Capital Bank 2000 Stock Option Plan (the Plan) pursuant to which options may be granted to Directors, officers and key employees. The Plan authorizes grants of options to purchase up to 233,484 shares of the Bank’s authorized, but unissued common stock. All stock options have been granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options generally have 10-year terms, vest at the rate of 50 percent per year for Directors and 33 1/3 percent for employees. In December 2005, the Board of Directors approved the acceleration of vesting of all unvested stock options outstanding prior to December 31, 2005.

The weighted-average option price and weighted-average remaining term of stock options awarded and not exercised were as follows as of December 31:

	2005	2004
Weighted-average price	$8.70	$8.06
Weighted-average term (in years)	7.06	7.76

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 15 – Stock option plan (continued)

A summary of the stock option activity is as follows:

	Options	Weighted Average Exercise Price
Balance at January 1, 2004	168,000	$7.81
Granted	14,250	10.94

Options outstanding December 31, 2004	182,250	8.06
Granted	22,125	13.98

Options outstanding December 31, 2005	204,375	$8.70

The following table summarizes information about stock options outstanding as December 31, 2005:

	Options Outstanding and Exercisable
Exercise Prices	Number Outstanding and Exercisable at December 31, 2005	Weighted Average Remaining Contractual Life	Weighted- Average Exercise Price
$5.32 to $7.00	84,750	5.4 years	$6.20
$7.07 to $10.00	83,250	7.8 years	$9.45
$11.17 to $17.67	36,375	9.2 years	$12.79

	204,375

The weighted average fair value of options granted was $2.83 and $3.28 during the years ended December 31, 2005 and 2004, respectively.

Note 16 – Stock Offering

On September 15, 2004, the Bank initiated an offering of stock to existing shareholders, certain business clients and associates of the Bank, and to the public. The offering consisted of a maximum of 203,076 and a minimum of 123,076 shares of its Common Stock, at a purchase price of $16.25 per share.

As of October 20, 2004, 203,076 shares were subscribed, aggregating $3,299,985 in gross proceeds. The offering closed in October 2004. Total costs of the offering were $51,013.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 17 – Other employee benefit plans

During April 1999, the Bank instituted a contributory thrift plan through the Virginia Bankers Association, covering all eligible employees. Participants may make contributions to the plan during the year, with certain limitations. During 2005 and 2004, the Bank contributed to the plan an amount equal to seventy-five percent of the first six percent contributed. The participants are 100% vested upon three years of service to the Bank. Expenses amounted to $76,779 and $57,816 in 2005 and 2004, respectively.

Note 18 – Earnings per share

Basic EPS excludes dilution and is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, or resulted in the issuance of common stock that then shared in the earnings of the entity.

The basic and diluted earnings per share calculations are as follows:

	Years Ended December 31,
	2005	2004
Net income (numerator, basic and diluted)	$1,306,327	$574,133

Weighted average number of shares outstanding (denominator)	1,796,021	1,796,021

Earnings per common share - basic	$0.73	$0.32

Effect of dillutive securities:
Weighted average number of shares outstanding	1,796,021	1,796,021
Effect of stock options	74,005	53,006

Diluted average shares outstanding (denominator)	1,870,026	1,849,027

Earnings per common share - assuming dilution	$0.70	$0.31

Note 19 – Impact of Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The primary focus of this statement is on accounting for transactions in which an entity obtains employee services in exchange for share-based payment transactions. This Statement is effective for the beginning of the first interim or annual reporting period that begins after December 15, 2005. SFAS No. 123R will be adopted by the Company January 1, 2006. Since there are no outstanding unvested options at December 31, 2005, the adoption of this Statement is not expected to have a material impact on the consolidated financial statements of the Company unless the company grants share-based payment awards in the future.

First Capital Bank

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 19 – Impact of Recently Issued Accounting Standards (continued)

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets. This Statement amends APB Opinion No. 29, Accounting for Nonmonetary Transactions, and is based on the principle that exchanges on nonmonetary assets should be measured based on the fair value of the assets exchanged. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FAS No. 153 is not expected to have a material impact on the consolidated financial statements of the Company.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. It applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement that does not include specific transition provisions. This statement requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impractical to determine either the period-specific or cumulative effects of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material impact on the consolidated financial statements of the Company.

In November 2005, the FASB issued Staff Position (FSP) No. FAS 115-1 and FAS 124-1, The Meaning of Other Than Temporary Impairment and its Application to Certain Investments. FSP 115-1 addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of the impairment loss. This Staff Position is effective for periods beginning after December 15, 2005 with earlier application permitted. Implementation of this guidance is not expected to have a material impact on the consolidated financial statements of the Company.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140. This Statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and resolves issues in Statement No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. The provisions of this statement are effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of FAS No. 155 is not expected to have a material impact on the financial statements of the Company.